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EXHIBIT 16

                                September 3, 2004


Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Simulations Plus, Inc.'s statements included under Item 4.01 of its Form 8-K for September 3, 2004, and we agree with such statements concerning our Firm.

                                      /s/ Singer Lewak Greenbaum & Goldstein LLP